Exhibit 99.1

P R O X Y

Preliminary Copy

DETACH HERE

CONCORD EFS, INC.

2525 Horizon Lake Drive, Suite 120

Memphis, Tennessee 38133

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

FOR A SPECIAL MEETING TO BE HELD ON [•], 2004

The undersigned hereby appoints Dan M. Palmer and Thomas J. Dowling or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Concord EFS, Inc. held by the undersigned on January 16, 2004 at the Special Meeting of Shareholders to be held on [•], [•], 2004 at Colonial Country Club, 2736 Countrywood Parkway, Memphis, Tennessee beginning at 10:00 a.m. local time or any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement/prospectus furnished with this proxy card, subject to the directions indicated on this card or through the telephone proxy procedures, and at the discretion of the proxies for any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations as provided on this proxy card and at their discretion on any other matters that may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY TELEPHONE OR BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

Please sign your proxy card exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person and state your title.

SEE REVERSE SIDE

Preliminary Copy

CONCORD EFS, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. Box 8694

Edison, NJ 08818-8694

Vote by Telephone
It’s fast, convenient, and immediate! Call toll-free on a touch-tone phone 1-877-PRX-VOTE (1-877-779-8683).
Follow these four easy steps:
1. Read the accompanying proxy statement/prospectus and proxy card.
2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683) before 10:00 a.m. central standard time, on [•].
3. Enter the number listed above.
4. Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!

Call 1-877-PRX-VOTE anytime before 10:00 a.m. central standard time, on [•]!

Do not return your proxy card if you are voting by telephone.

  DETACH HERE

☒	Please mark votes as in this example.

CONCORD EFS, INC.

FOR	AGAINST	ABSTAIN

1. To adopt the Agreement and Plan of Merger, dated as of April 1, 2003, as amended by the Amendment and Abeyance Agreement, dated as of December 14, 2003, among First Data Corporation, Monaco Subsidiary Corporation, a wholly owned subsidiary of First Data Corporation, and Concord EFS, Inc.;

☐	☐	☐

2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the actions described in Item 1. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

SEE REVERSE SIDE Please be sure to sign and date this proxy card.

SIGNATURE: DATE:	SIGNATURE: DATE: